UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2008

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EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-32507	88-0345961
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6564 Smoke Tree Lane, Scottsdale, AZ 85253
(Address of Principal Executive Office) (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On September 5, 2008, EGPI Firecreek, Inc. (the “Company” or “EGPI”) filed a Definitive Information Statement on Schedule 14C (“Information Statement”) announcing, among other things, the approval of an amendment to the Company’s Articles of Incorporation to effect a one (1) for two hundred (200) reverse stock split, whereby, as of the Record Date, for every two hundred shares of common stock then owned, each shareholder shall receive one share of common stock. As per the Information Statement, on October 8, 2008 (the “Effective Date”), the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment of Articles of Incorporation (“Certificate of Amendment”). Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. As stated in the Information Statement, stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Computershare, as soon as practicable after the Effective Date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with a properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

On the Effective Date, the Company’s new trading symbol shall be “EFIR”.

ITEM 9.01

Financial Statements and exhibits.

(c)      Exhibits

3.1   Certificate of Amendment to Articles of Incorporation filed October 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 14, 2008

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander Chairman and Chief Financial Officer